WESTLAND DEVELOPMENT CO., INC.
                            401 Coors Boulevard, N.W.
                          Albuquerque, New Mexico 87121

                                 PROXY STATEMENT
                                       AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on October 2, 1997

The Annual Meeting of Shareholders of WESTLAND DEVELOPMENT CO., INC. ( the "Company") will be held on October 2, 1997, in the Rio Grande Ball Room of the Sheratan Old Town, 800 Rio Grande Boulevard, N.W., Albuquerque, New Mexico, at 8:00 a.m., New Mexico time, to act upon the following:

     1. To elect three Class A Directors;

     2. To consider and vote upon an amendment to Article III of the Company's Articles of Incorporation to grant the Company the authority to engage in any business authorized by the New Mexico Business Corporation Act;

     3. To consider and vote upon an amendment to Article IV of the Company's Articles of Incorporation to delete from Article IV the authority to issue Class A Stock; and

     4. To consider such other business as may properly come before the Annual Meeting.

Details relating to the above matters are set forth in the attached Proxy Statement. The Board of Directors is not aware of any other matters to come before the Annual Meeting. Only shareholders of record at the close of business on August 20, 1997, are entitled to vote at the Annual Meeting. Shares cannot be voted unless a signed proxy is provided or other arrangements are made to have the shares represented at the Meeting.

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. WESTLAND HAS FURNISHED FOR YOUR CONVENIENCE A PRE-ADDRESSED, STAMPED ENVELOPE. PLEASE MAIL IN YOUR PROXY TODAY. YOUR PROMPT RETURN OF THE ENCLOSED PROXY WILL SAVE WESTLAND THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO OBTAIN A QUORUM AT THE ANNUAL MEETING.


                                             Sincerely,


                                       David C. Armijo


                                       DAVID C. ARMIJO, Secretary


  Albuquerque, New Mexico, August 20, 1997




                                PROXY STATEMENT

                         WESTLAND DEVELOPMENT CO., INC.
                            401 Coors Boulevard, N.W.
                          Albuquerque, New Mexico 87121

                         PERSONS MAKING THE SOLICITATION

     The Board of Directors (the "Board") of Westland Development Co., Inc. (the "Company") solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company, to be held on October 2, 1997, in the Rio Grande Ball Room of the SheratanOld Town, 800 Rio Grande Boulevard, N.W., Albuquerque, New Mexico, at 8:00 a.m. New Mexico time and at any postponement(s) or adjournment(s) of the Annual Meeting.

                             METHOD OF SOLICITATION

     Solicitation will be made primarily by mail, commencing on or about August 25, 1997, but may also be made by telephone or oral communications by directors, officers and employees of the Company. In addition, the Company may make arrangements with and compensate up to approximately 60 individuals to assist in the solicitation. No agreements with such persons have been made, so the Company cannot identify these persons at the present time, but the Company anticipates paying such individuals approximately $6.00 to $7.00 per hour, and may reimburse out-of-pocket expenses incurred by these persons. The Company estimates that the total amount to be spent in connection with the solicitation, excluding salary paid to officers and regular employees, may be from $30,000 to $100,000, depending on whether this solicitation is contested. The Company will pay all costs of its solicitation efforts.

                        PROXIES AND VOTING AT THE MEETING

     A majority of the outstanding shares of the Company's No Par Value Stock and Class B Stock, counted in the aggregate, must be represented in person, or by proxy at the Annual Meeting in order to hold the Annual Meeting. Only shareholders of record at the close of business on August 20, 1997, are entitled to vote at the Annual Meeting. Because many shareholders cannot attend the Annual Meeting, a large number must be represented by proxy. Shareholders are encouraged to sign and return their proxies promptly, indicating the manner in which they wish their shares to be voted. The proxy agents will vote the shares represented by the proxies according to the instructions of the persons giving the proxies. Unless other instructions are given, votes will be cast:

1. For the election of the three nominees for Class A Director presented later in this Proxy Statement.

     To be elected a director, a nominee must receive the votes of a majority of the shares represented at the Meeting (counting No Par Value Stock and Class B Stock in the aggregate). According to the Company's bylaws, candidates must run for a specific seat on the Board. If no candidate for a specific seat receives a majority, the incumbent election, which the Board does not anticipate, the proxies will be voted for a substitute nominee to be designated by the Board.

2.   For the Amendment of Article III of the Company's Articles of
     Incorporation.

     For the Amendment to Article III of the Company's Articles of Incorporation which will delete the Article as it exists prior to the Amendment and will replace it with the following language:

     This Corporation shall have all of the powers granted to business corporations by the New Mexico Business Corporation Act (53-1 through 53-18 NMSA 1978).

     For this Proposal to pass, it must receive the affirmative vote of two thirds of all of the Company's issued and outstanding No Par Value Stock and Class B Stock, or an aggregate of 535,166 shares.

3.   For the Amendment of Article IV of the Company's Articles of Incorporation.

     For the Amendment to Article IV of the Company's Articles of Incorporation, which will delete from the Article the authority to issue Class A Stock as now authorized by the Article. The remainder of the Article will remain the same.

     For this Proposal to pass, it must receive the affirmative vote of two thirds of all of the Company's issued and outstanding No Par Value Stock and Class B Stock, or an aggregate of 535,166 shares.

4.   In the Proxy's  discretion on the transaction of such other business as may
     properly  come  before  the  Annual  Meeting  or  any   postponement(s)  or
     adjournment(s) of the Annual Meeting.

     To be passed, any other item that comes before the shareholders must also receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting.

     Election inspectors will be appointed at the meeting. Such Inspectors will determine the validity of proxies and will receive, canvas and report to the meeting the votes cast by the shareholders on each item brought before the shareholders for vote. No shares of the Company's stock can be voted by any person who is not the record owner or voting under authority granted by the record owner. All returned proxies are counted toward the required quorum or the required percentages of shares present at the meeting for election of directors and for the proposed amendments to the Company's Articles of Incorporation. If any shareholder returns a proxy without indicating his directions whether the proxy should be voted for or against any item or voted for or withheld from voting on any item, the proxy will be voted by the proxy agents for management's nominees for director, for the proposals to amend Articles III and IV of the Company's Articles of Incorporation in the way proposed herein, and in the agents' discretion on any other matter coming before the meeting.

     Any Shareholder returning a proxy has the power to revoke that proxy at any time before it is voted, by delivery of a written notice of revocation, signed by the shareholder, to the Secretary of the Company; by delivery of a signed proxy bearing a later date; or by attending the Annual Meeting and voting in person. Any proxy which is not revoked will be voted at the Meeting.

     In accordance with Company Bylaws, the Annual Meeting will be conducted in accordance with an agenda which will be conspicuously posted at the Annual Meeting. Participation at the Meeting will be encouraged but will be limited to shareholders and holders of valid proxies for shareholders. The Meeting will start promptly at 8:00 a.m.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three Class A Directors to each serve a three-year term. The Board of Directors of the Company has nominated Barbara Page, Polecarpio (Lee) Anaya and Charles V. Pena to serve the Company as its Class A Directors. Each of them is a current Class A Director and each of them is running for the seat he or she presently holds. Each of the nominees has consented to be nominated and to serve if elected. Certain Directors are identified below as members of the Company's Executive Committee and as Directors and Officers of El Campo Santo, Inc., which is a New Mexico nonprofit corporation. The Company established El Campo Santo, Inc. and donated cemetery lands to it to be operated for the benefit of the Atrisco heirs. Certain Directors also serve as members of the Company's Disclaimer Committee, a committee established to review whether the Company will disclaim or litigate questions of third party claims of ownership of lands now or formerly owned by the Company.

Nominees for Class A Directors: Terms will expire in 2000

Barbara Page, age 63, has been the Company's President and Chief Executive Officer since 1989. Ms. Page received a certificate in banking from the Robert
O. Anderson School of Management of the University of New Mexico. She has served as a Company Director and member of the Company's Executive Committee since July 25, 1989. Ms. Page previously served as the Registrant's Corporate Secretary from 1971 until she resigned in 1978. From November of 1982, Ms. Page also served as the Company's Treasurer until her resignation in October of 1985. Ms. Page served as a director of the Registrant until October 16, 1986.

Ms. Page was employed by First Interstate Bank (formerly, the Bank of New Mexico) for 20 years and served as an Assistant Vice President and Branch Manager at its Candelaria and North Valley offices from 1973 through November 1981. She was an owner of the Bluewater Inn, Bluewater, New Mexico from 1981 until 1984. Ms. Page was employed during the fall and winter of 1988 - 1989 as a salesperson with American Homes in Las Vegas, Nevada. Ms. Page is Secretary and Board Member of the Albuquerque Economic Forum, a Board member of the Albuquerque Economic Development, Inc., a member of National Association of Industrial and Office Parks, Albuquerque Chamber of Commerce, Albuquerque West Side Association and the Albuquerque Hispano Chamber of Commerce.

Polecarpio (Lee) Anaya, age 66, is a Company Director, its Executive Vice President and Chairman of the its Executive Committee, positions he has held since July 25, 1989. Mr. Anaya was a Bernalillo County Deputy Sheriff during 1952 and 1953. Mr. Anaya served as a member of the Town of Atrisco Board of Trustees from 1954 through 1959. From 1958 until his retirement in March of 1996, Mr. Anaya owned and operated Lee's Conoco and Lee's American Parts in Albuquerque.

Charles V. Pena, age 46, was appointed to the Board of Directors on April 26, 1996, to fill the vacancy created by the death of Mr. Raymundo H. Mares. Mr. Pena was raised from the age of one month until age thirteen in the Saint Anthony's Home for Boys in Albuquerque, New Mexico. He began employment with Safeway Stores at age fifteen, a career that spanned more than 19 years until Safeway Stores in Albuquerque, New Mexico was acquired by Furrs Food Stores. During his career with Safeway Stores he he was a member of the rose to the position of Inventory Control Person. Also during his employment with Safeway Stores he was a member of the Retail Clerk's Union where he sat on two negotiating committees and twice ran for the Presidency of the Union. Mr. Pena attended Old Albuquerque High School and graduated from Highland High School. Following high school, he attended the University of New Mexico and the University of Albuquerque, majoring in business courses. Since his retirement from Safeway Stores in 1993, Mr. Pena purchased and is an owner and operator of CJ's New Mexican Food Restaurant in Albuquerque, New Mexico.

           BIOGRAPHICAL INFORMATION FOR OTHER DIRECTORS AND OFFICERS.

DIRECTORS:

Continuing Class B Directors: Terms Expire in 1998

Sosimo Sanchez Padilla, age 67, is Chairman of the Board of Directors. Mr. Padilla was Vice President of the Company from 1971 to 1986 and has been a Company Director since 1971. Mr. Padilla is a member of the Company's Executive Committee. For more than 30 years prior to 1987, Mr. Padilla owned and operated Western Securities Transportation Corporation, a family-owned newspaper and record transportation business in New Mexico. Mr. Padilla is retired from Albuquerque Publishing Company where he was employed for 37 years. Mr. Padilla has served as director on State of New Mexico Border Research Institute Support Council and National Association of Industrial and Office Parks. Mr. Padilla was a member of the New Mexico Highway Commission from 1978 to 1986, and was Chairman of that Commission from 1982 to 1986. For three years he served as a Trustee for the University of Albuquerque, and as a Director of the Westside Albuquerque Chamber of Commerce, the Greater Albuquerque Chamber of Commerce and the Albuquerque Hispano Chamber of Commerce. Mr. Padilla was a founder of and for more than 20 years served as a Director of the Bank of New Mexico. Mr. Padilla is currently a member of the Board of Directors of Rancher's State Bank, a position he has held since March, 1995, and in 1996, accepted a position on the Board of Directors of the Hispano Chamber of Commerce in Albuquerque. In
1997,  Mr.  Padilla  became  a  member  of the  Middle  Rio  Grande  Council  of
Government.

Joe S. Chavez, age 60, was elected to the Board of Directors at the annual meeting of Shareholders held in November, 1995. He is an alternate member of the Company's Disclaimer Committee. Mr. Chavez has extensive knowledge and experience in business, customer relations and sales. For more than the past 35 years, Mr. Chavez has been a co-owner and budget director of Regina's Dance Studio, a business with two locations in Albuquerque specializing in the sale of gymnastics equipment, costume and ballet apparel and coordination of dance performances and other functions. For approximately 13 years from 1960 to 1973 Mr. Chavez was a store manager for Kimbell Co., that did business in Albuquerque as Foodway Super Markets and from 1975 to 1986 he was employed by the U.S. Postal Service at various positions, including Letter Carrier, Postal Systems Examiner, Supervisor, Acting Station Manager, Manager and ad-hoc Facilitator and Coordinator of employees, which involved conducting training sessions and work teams. From 1986 to June, 1995, Mr. Chavez was a Sales Consultant with Casey Luna Ford and recently became employed in a similar position with Galles Chevrolet. Mr. Chavez served in the United States Navy from 1955 to 1959 when he was honorably discharged. In 1992, Mr. Chavez was appointed to represent the interest of Westland Development Co., Inc. on the Petroglyph National Monument Citizen's Advisory Commission.

Carlos Saavedra, age 70, first served as a Company Director from 1969 to 1975 and has served as a Class B Director from 1989 to present. Dr. Saavedra is Chairman of the Company's Disclaimer Committee. Dr. Saavedra was a member of the Board of Directors of the La Compania de Teatro de Albuquerque. Dr. Saavedra holds a B.S. degree in Education from the University of Albuquerque (1952); a M.A. degree in Education Administration from the University of New Mexico
(1962); an Ed.S. degree in Bilingual Education from the University of New Mexico
(1968);  and an Ed.D.  degree in  linguistics  from the University of New Mexico
(1969). He has done post-graduate work at the University of Texas in Austin and Highlands University in Las Vegas, New Mexico. After the creation of the
Petroglyph National Monument, Dr. Saavedra was appointed a member of the Petroglyph National Monument Historical Research Committee. He is also a member of the Westside Coalition in Albuquerque.

From 1953 to 1975 Dr. Saavedra was employed by the Albuquerque, New Mexico Public Schools as a teacher, Administrator, and Director of Bilingual Education. From 1975 to 1977 he was the Director of Bilingual Education for the Colorado Department of Education and from 1977 to 1985 he was the Superintendent of Instruction of Bilingual Education for the Oakland Unified School District, Oakland, California. Dr. Saavedra has been a consultant to the Ministries of Education in Caracas, Venezuela and Cochabamba, Bolivia. Dr. Saavedra served for four years as a member of the National Advisory Board on Child Nutrition and for three years as a member of the Ethnic Heritage Studies Task Force, Washington, D.C. He received a Presidential Citation for Service Beyond the Call of Duty and is listed in the Who's Who of American Education. Dr. Saavedra served in the United States Air Force from 1944 to 1950 and received an honorable discharge. Dr. Saavedra retired from education in 1985. From 1985 to 1989, he was Business Manager for Clinical Pharmacy in Albuquerque, New Mexico, and currently owns Aspen Country Florist in Albuquerque, New Mexico.

Continuing Class C Directors: Terms Expire in 1999

David C. Armijo, age 80, has been the Company's Secretary and Treasurer since 1989. Mr. Armijo previously served as the Company's Secretary from 1978 to 1985. He has been a Company Director since 1976. For more than the past 30 years Mr. Armijo has been an insurance broker. He is President and Chairman of the Board of California All Risk Insurance Agency, Inc., in Los Angeles, California. He is a member of the Board of Directors of the Lockheed Aircraft Overseas Association and of the San Gabriel Valley Medical Center for whom he is also Treasurer and Finance Committee Executive. He is a former member of fourteen years serving variously as Chairman, Vice Chairman and Planning Commissioner for the City of San Gabriel, California, where he resides. Mr Armijo also serves as Chairman of the Finance and Insurance Committee of the Garibaldina Society of California, a non profit corporation dedicated to charitable and cultural purposes. Mr. Armijo holds a Bachelor of Arts Degree in Business Administration from the University of California at Berkeley. Since 1962, he has held a non-resident insurance broker's license in New Mexico.

During World War II, Mr. Armijo was assigned as Civilian Technician to the Eighth Air Force in Europe for two years, for Lockheed Aircraft Corp.. Upon his return from Europe, Mr. Armijo was named Eastern Representative for Lockheed Aircraft and was based in New York City and in Washington, D.C. Mr. Armijo is a licensed pilot, holding licenses in A&E and also aircraft radio telephone.

Josie G. Castillo, age 65, has been a Director of the Company since 1984, was the Company's Treasurer from 1985 to 1989. She is the Chairman of the board of directors of El Campo Santo, Inc. and is a member of the Company's Disclaimer Committee. Ms. Castillo is a member and the Vice Chairman of the Company's Executive Committee. From November of 1980 to February of 1983 Ms. Castillo worked for the Company in shareholder relations. From 1983 until her retirement in 1995, she had been employed by the office staff of the Human Services Department of the State of New Mexico in Albuquerque, New Mexico.

Carmel Chavez, age 78, has been a Director of the Company since its incorporation in 1967. He was one of the signers of the Proposal for Conversion of Town of Atrisco to Westland Development Co., Inc. and was one of the Company's incorporators. He is the Vice-Chairman of El Campo Santo, Inc. and is a member of the Company's Executive Committee and Disclaimer Committee. Until his retirement in 1983, Mr. Chavez had been employed for 27 years by the Albuquerque Public Schools as head custodian.

  OFFICERS:

     As stated above, Mr. Sosimo S. Padilla is the Chairman of the Board of Directors, Ms. Barbara Page is the President, Chief Executive Officer and Chief Financial Officer, Mr. Lee Anaya is the Executive Vice President and Assistant Secretary/Treasurer, and Mr. David Armijo is the Secretary/Treasurer for the Company. Other officers of the Company are the following people:

Leroy J. Chavez, age 36, was appointed to the position of Vice President of Development on April 26, 1996. Mr. Chavez has been employed by the Company since August, 1984, with his primary responsibility being the supervision of engineering and development related to the Company's properties. Mr. Chavez' responsibilities include the development of the Company's projects as well as the planning and zoning of its land holdings. Mr. Chavez holds a B.S. degree from the University of New Mexico in Civil Engineering. He is also the qualifying party for the Company's General Contractor's License.

Brent Lesley, age 37, was appointed to the position of Vice President of Marketing on April 26, 1996. Mr. Lesley has been employed by the Company since May of 1986. Mr. Lesley's responsibilities are centered on the sale of real property, from raw land to developed lots. Mr. Lesley's responsibilities also include overseeing the acquisition of property for the Company's property portfolio and the procurement of project financing on both a construction and permanent basis. Mr. Lesley holds a B.S. degree from Iowa State University and an MBA degree from the University of New Mexico. He is also a licensed New Mexico real estate broker.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company's No Par Value Stock and its Class B Stock are its only classes of voting securities outstanding. Only shareholders of record at the close of business on August 20, 1997, will be entitled to vote at the Annual Meeting and at any adjournment thereof. On August 20, 1997, there were issued and outstanding 716,608 shares of No Par Value Stock and 86,100 shares of Class B Stock, each of which is entitled to one vote on each matter coming before the Meeting.

Security Ownership of Certain Beneficial Owners and Management:

     The following table sets forth, as of August 20, 1996, the beneficial ownership of No Par Value Stock and Class B Stock by each nominee and each present Director of the Company and by all officers and Directors as a group. The information as to beneficial stock ownership is based on data furnished by each person. Each person has sole voting and investment power as to all shares unless otherwise indicated. No person is known by the Company to own beneficially 5% or more of its issued and outstanding equity securities.

NOTE: "Beneficial ownership" of stock, as defined by the Securities and Exchange Commission, includes stock which is not outstanding and not entitled to vote or receive dividends, but which an individual has the right to acquire within 60 days pursuant to a vested stock option. There are no unexercised stock options now issued or outstanding and there is no current intent by Management to issue any options in the future.

                                   NO PAR SHARES            CLASS B SHARES
                              Amount      Percent       Amount      Percent
                               and          of           and          of
                              Nature of   Class         Nature of   Class
                              Beneficial  Beneficially  Beneficial  Beneficially
                              Ownership   Owned         Ownership   Owned (1)(2)
  CLASS "A" DIRECTORS (1)

 Barbara Page .................  500         *            8,300         9.64
 401 Coors Blvd., N.W
 Albuquerque, N.M. 87121

 Polecarpio (Lee) Anaya .......   70         *            5,000         5.81
 1815 Sunset Gardens Rd., S.W
 Albuquerque, N.M. 87105

 Charles V. Pena ..............  100         *              500          *
 2312 Britt St., N.E
 Albuquerque, N.M. 87112

 CLASS "B" DIRECTORS

 Sosimo S. Padilla (2) ........  335         *           20,700        24.04
 401 Coors Blvd., N.W
 Albuquerque, N.M. 87121

 Joe S. Chavez ................  100         *              200          *
 3901 Donald Rd., S.W
 Albuquerque, N.M. 87105

 Carlos Saavedra ..............  443         *             -0-           *
 220 Tohatchi, N.W
 Albuquerque, N.M. 87104

 CLASS "C" DIRECTORS

 David C. Armijo ..............3,132         *            5,000         5.81
 401 Coors Blvd., N.W
 Albuquerque, N.M. 87121

 Josie Castillo ..............  738          *           10,000        11.61
 401 Coors Blvd., N.W
 Albuquerque, N.M. 87121

 Carmel Chavez ...............  617          *            5,700         6.62
 401 Coors Blvd., N.W
 Albuquerque, N.M. 87121

 OFFICERS:

 Leroy J. Chavez (3) .........  -0-          *             -0-           *
 401 Coors Blvd., N.W
 Albuquerque, N.M. 87121

 Brent Lesley (3) ............  -0-          *             -0-           *
 401 Coors Blvd., N.W
 Albuquerque, N.M. 87121

 Directors and Officers
   as a group (11 people) ....5,989(1-3)     *(1-3)      55,400        64.35

______________

(1) Each of the current Class A Directors are the Management's nominees for Director at the Annual Meeting of Shareholders
(2)  Of which, 46 shares are owned by Mr. Padilla's wife.
(3) These officers are not lineal descendants of an incorporator of the Town of Atrisco, New Mexico, and cannot own Company's shares.

* Represents less than 1% of the issued No Par Value common shares. The total of the No Par Shares and Class B Shares owned by the Company's Officers and Directors is approximately 8.39% of all such shares that might be voted at the Annual Meeting of Shareholders.

The Executive Officers and the Directors of the Company are:

              Name                                  Position              Age

     Sosimo S. Padilla        Chairman of the Board of Directors           67
                                since July 25, 1989,
                                Director since 1971
     Barbara Page             President, Chief Executive                   63
                                Officer President and Director
                                since July 25, 1989
     Polecarpio (Lee) Anaya   Executive Vice President and Director        66
                                since July 25, 1989
     David C. Armijo          Secretary and Treasurer since                80
                                July, 25, 1989, Director since 1976.
     Josie G. Castillo        Director since 1984                          65
     Carmel Chavez            Director since 1973                          78
     Joe S. Chavez            Director since 1995                          60
     Charles V. Pena          Director Since 1996                          46
     Carlos Saavedra          Director since 1989                          70
     Leroy J. Chavez          Vice President of Development                36
     Brent Lesley             Vice President of Marketing                  37

Family relationships:

     None of the Directors, nominees or other Officers of the Company are related (as first cousins or closer) by blood, marriage or adoption to any other Director, nominee, or Officer.

Meetings of the Board

     The Board holds regular meetings monthly and special meetings as the business of the Company requires. During the past fiscal year the Board held twelve regular meetings, and no special meetings. All members attended at least 90% of the meetings.

     The Board has no audit, nominating or compensation committees, but does have an Executive Committee consisting of Sosimo Sanchez Padilla, Polecarpio
(Lee) Anaya, Barbara Page, Josie Castillo and Carmel Chavez, with an alternate being Carlos Saavedra. Pursuant to the Company's Bylaws, the Executive Committee performs those functions delegated to it by the Board. During the past fiscal year, the Executive Committee met four times.

     Josie Castillo, Carmel Chavez and Charles Pena also serve as Directors and Dr. Saavedra serves as an alternate Director o f El Campo Santo, Inc., a wholly owned non-profit corporation. El Campo Santo, Inc. Ms. Castillo and Mr. Chavez aslo serve as Chairman and Vice Chairman, respectively. These Directors held four meetings during the year.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the fiscal year ended June 30, 1997, 1996 and 1995 including bonuses and deferred cash compensation (if any), of the Company's Chief Executive Officer and the three other highest paid executive officers, being all of the executive officers:

                                   SUMMARY COMPENSATION TABLE

                                 Annual Compensation   Long Term Compensation
                                 -------------------   ----------------------

        (a)                      (b)     (c)          (e)              (i)
                                                     Other
  Name and                                           Annual         All other
  Principal                             Salary       Compensation   Compensation
  Position                       Year     ($)         ($)             ($)

  Barbara Page                   1997   110,000      13,934           ---
   President, CEO and Director   1996   110,000      19,428           ---
                                 1995   125,229      12,696(1)      23,915(2)

  Polecarpio (Lee) Anaya(1)(3)   1997      ---       47,434           ---
   Executive Vice President      1996      ---       53,232           ---
      and Director               1995      ---       46,505         11,311(2)

  Sosimo  S. Padilla(1)(3)       1997      ---       47,734           ---
    Chairman  of the Board       1996      ---       53,232           ---
       of Directors              1995      ---       46,505         11,311(2)

  David C. Armijo(1)             1997      ---       19,034           ---
   Secretary and Director        1996      ---       17,332(4)        ---
                                 1995      ---       16,505(1)(4)   11,311(2)(4)

  Leroy Chavez(5)                1997    65,097(6)     ---            ---
     Vice President              1996    63,476(6)     ---            ---
                                 1995    57,630(6)     ---            ---

  Brent Lesley(5)                1997    57,634(6)     ---            ---
     Vice President              1996    55,766(6)     ---            ---
                                 1995    49,875(6)     ---            ---
  _____________

(1) Mr. Padilla, Mr. Anaya, Mr. Armijo and Dr. Saavedra are each paid a Directors fee of $1,400 per month. Ms. Page and each of the Company's other Directors are paid a Directors fee of $1,100 per month.
(2) As part of its grant of shares of its Class B common stock to its nine directors during fiscal 1993, the Company agreed to pay all state and federal taxes related to the grant. Such payments were based on the actual income liability the grant caused each director to incur.
(3) Mr. Padilla and Mr. Anaya are each paid $30,000 per year pursuant to consulting agreements.
(4) Does not include $6,000, $6,800 and $5,000 paid to Mr. Armijo's insurance agency by the insurance carrier as commissions from policies owned by the Company during 1995, 1996 and 1997, respectively
(5)  Became an Officer on April 26,  1996.
(6) Mr. Chavez and Mr. Lesley are paid for services rendered to the Company in excess of 40 hours per week. All compensation, both regular salary and compensatory pay are included.

     In 1984, the Company granted certain stock options to persons who were at that time members of the Company's Board of Directors. The following table sets forth information concerning the value of those exercised and unexercised owned by current Directors at June 30, 1997.

     Aggregated Option/SAR Exercises in Last Fiscal Year
                 and FY-End Option SAR values

                                                        (d)         (e)
                                                     Number of
                                                     Securities
                                                     Underlying    Value of
                                                     Unexercised   Unexercised
                                                     Options/      In-the-Money
                                                     SAR's at      Options/Sar's
     (a)              (b)             (c)            FY-END(#)     at FY-END($)
                 Shares Acquired                     Exercisable   Exercisable
     Name        on Exercise(#)   Value Realized($)  Unexercised   Unexercised
     ----        ---------------  -----------------  -----------   -------------

Carmel Chavez    5,000            $22,450`
    Director

     The Company has no long term compensation arrangements with its directors.

Employment and Consulting Arrangements with Current Officers:

     Since December of 1991 Ms. Page has been employed as the Company's President under a renewable five year employment agreement providing for an annual salary of $110,000. If Ms. Page is involuntarily terminated during the term of the agreement she shall be paid, in addition to any salary earned to the date of such termination, an amount of cash equal to six times the amount of her annual salary on the date of termination.

     Mr. Padilla, the Company's Chairman, and Mr. Anaya, the Company's Executive Vice President, are each paid $30,000 per year for their services to the Company under renewable five year consulting agreements. If either Mr. Padilla's or Mr. Anaya's consulting agreement is involuntarily terminated during the term of the agreement, the person so terminated shall be paid an amount of cash equal to six times the annual compensation rate then in effect under the contract.

Certain Business Relationship:

     During fiscal 1990, the Company appointed Mr. David C. Armijo's California All-Risk agency as its broker to obtain all of the Company's insurance. Mr. Armijo has held a non-resident broker's license to sell insurance in the State of New Mexico since 1962. That agency received a total of $5,000 in commissions for the placement of the Company's insurance in fiscal 1997.

Pension Plan:

     On June 27, 1991, the Company established a Simplified Employee Pension ("SEP-IRA") plan under Section 401(k) of the Internal Revenue Code. Under the terms of the SEP-IRA plan for 1994, the Company contributed 11% of each eligible employee's earned wages. Under this SEP-IRA employees may also contribute up to 4% of their earned wages. The Company makes monthly contributions to the plan whereby $30,801 was paid in fiscal 1997, $53,233 was paid in fiscal 1996 and $47,023 was paid in fiscal 1995.

     Effective January 1, 1997, the Company replaced the SEP-IRA plan with a Money Purchase Profit Sharing Deferred Compensation Plan (the "97 Plan"). Under the 97 Plan, the Company contributes up to 15% of the aggregate earnings of participating employees. During fiscal 1997, $43,474 was contributed by the Company pursuant to the 97 Plan.

Stock Option Plan:

     On December 14, 1996, the option plan established by the Company in 1984, to provide incentives for the Company's Directors, Officers and Employees, expired. Options to purchase 7,500 shares were exercised during fiscal 1997. The exercise price of $5.51 per share was at least their fair market value in 1984 on the date of the grant. Because there was no formal market for any class of the Company's stock at the time of the Grant, the Board took into account the Company's earning potential and the price of repurchases of No Par Value Stock. The Company's Class B Stock does not have a readily determinable market value at this time.

Compensation of Directors:

     Directors were paid during the year the following amount as director's fees: Mr. Padilla, Mr. Anaya, Dr. Saavedra and Mr. Armijo were paid Director's fees of $1,400 per month and each other Director received a Director's fee of $1,100 per month.

     Ms. Page, Mr. Leroy J. Chavez and Mr. Lesley participate in all employee benefit plans and Mr. Leroy J. Chavez and Mr. Lesley participate in any bonuses which may be declared by the Board of Directors.

       AMENDMENT TO ARTICLE III OF THE COMPANY'S ARTICLES OF INCORPORATION

     The shareholders are being asked to consider and to vote upon an amendment to Article III of the Company's Articles of Incorporation. Article III as it now exists specifies certain powers that the Company may exercise in carrying out its business, which has been argued restricts the Company's power to engage in certain business, including the sale of certain Company lands. Management does not believe that the Article as it now exists limits the Company's areas of business interest, however, Management also believes that it is in the Company's and its shareholder's best interest that this Article clearly state that the Company may engage in any business permitted by New Mexico Law. For that reason, it is proposed that Article III as it now exists be deleted in its entirety and that in its place be inserted the following:

                                   ARTICLE III

     This Corporation shall have all of the powers granted to business corporations by the New Mexico Business Corporation Act (53-1 through 53-18 NMSA
1978).

     Management encourages each shareholder to vote For this Amendment. To pass, this proposal must receive the affirmative vote of at least two-thirds of the issued and outstanding No Par Value Stock and the Class B Stock.

       AMENDMENT TO ARTICLE IV OF THE COMPANY'S ARTICLES OF INCORPORATION

     The shareholders are being asked to consider and to vote upon an amendment to Article IV of the Company's Articles of Incorporation to delete therefrom the authority to issue the Class A Stock. Article IV as it now exists authorizes the Company to issue 736,668 shares of Class A common stock at a price of $1.45 per share. This provision was included in the Company's Articles at the time of incorporation of the Company in 1967 and now has no benefit to the Company, but might be used by the Company to issue shares at a value substantially less than the current market value of the shares.

     Management recommends that you vote For amending this Article to remove the authority to issue the Class A Stock from the authorized capital. To pass, this proposal must receive the affirmative vote of at least two-thirds of the issued and outstanding No Par Value Stock and the Class B Stock.

                               LEGAL PROCEEDINGS

     Other  than  ordinary  routine  litigation   incidental  to  the  Company's
business, the Company and/or members of its management are not currently parties in any legal proceedings.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Grant Thornton LLP, certified public accountants, has provided services to the Company during the past fiscal year, which included the examination of the Company's Annual Report to Shareholders and Annual Report on Form 10-KSB. A representative of Grant Thornton LLP will be present at the Annual Meeting, will be available to respond to appropriate questions concerning the financial statements of the Company, and will have the opportunity to make a statement if the representative desires to do so.

                     PROXY MATERIALS FOR NEXT ANNUAL MEETING

     Shareholder proposals for consideration at the next Annual Meeting, which the Company expects to hold in September, October or November 1998, must be received by the Company no later than June 30, 1998. In order for such proposals to be included, they must be legal and must comply with the Rules and Regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board knows of no other business which is to be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on those matters according to their judgment.

                                    By Order of the Board of Directors

                                    David C. Armijo

                                    DAVID C. ARMIJO, Secretary

Albuquerque New Mexico, August 20, 1997

ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S SHARES AS OF THE CLOSE OF BUSINESS ON AUGUST 20, 1997. ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED ON REQUEST UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THE EXHIBITS. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO DAVID C. ARMIJO, SECRETARY, WESTLAND DEVELOPMENT CO., INC., 401 COORS BOULEVARD, N.W., ALBUQUERQUE, NEW MEXICO 87121.